CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 10 of our report dated October 11, 2021 of Novagant Corp. relating to the review of the combined financial statements of Novagant Corp. and Ever Full Logistics Limited for the years ended March 31, 2021 and 2020 and to all references to our firm included in the Registration Statement.

Zhen Hui Certified Public Accountants
Unit 1408-10 Dominion Centre
43-59 Queen’s Road East
Wanchai
Hong Kong
October 11, 2021